PROMISSORY NOTE

Borrower:

Eternal Image of 28800 Orchard Lake Road MI 48334
Lender:

J. Scott Watkins

Principal Amount:

$35,000

1.

FOR VALUE RECEIVED, Eternal Image promises to pay to J. Scott Watkins at such address as may be provided in writing to Eternal Image , the principal sum of thirty-five thousand ( $35,000.00 ) USD, with 2%  interest payable on the unpaid principal.

2.

This Note will be repaid with an initial down payment of $8,750, and then 12 consecutive monthly installments of $ 2,211.27 each on the 1st day of each month commencing the month following execution of this Note with the balance then owing under this Note being paid at the end of its term.

3.

At any time while not in default under this Note, Eternal Image may pay the outstanding balance then owing under this Note to J. Scott Watkins without further bonus or penalty.

4.

Notwithstanding anything to the contrary in this Note, if Eternal Image defaults in the performance of any obligation under this Note, then J. Scott Watkins may declare the principal amount owing and interest due under this Note at that time to be immediately due and payable.

5.

This Note will be construed in accordance with and governed by the laws of the State of Georgia.

6.

If any term, covenant, condition or provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, it is the parties' intent that such provision be reduced in scope by the court only to the extent deemed necessary by that court to render the provision reasonable and enforceable and the remainder of the provisions of this Agreement will in no way be affected, impaired or invalidated as a result.

7.

All costs, expenses and expenditures including, and without limitation, the complete legal costs incurred by J. Scott Watkins in enforcing this Note as a result of any default by Eternal Image , will be added to the principal then outstanding and will immediately be paid by Eternal Image .

8.

This Note will ensure to the benefit of and be binding upon the respective heirs, executors, administrators, successors and assigns of Eternal Image and J. Scott Watkins. Eternal Image waives presentment for payment, notice of non-payment, protest and notice of protest.

9.

Monthly Payment Amount: $ 2,211.27

IN WITNESS WHEREOF Eternal Image has duly affixed his signature under seal on this 21st day of December, 2006.

SIGNED, SEALED, AND DELIVERED
this 21st day of December, 2006 in front of the person below who is over 18 years of age and not involved with the contents of this document or related to any of the parties in this document.

__________________________
(signature of witness)

WITNESS DETAILS:

Name:

_______________

Address:

_______________

_______________

Clint Mytych Eternal Image – Chief Executive Officer James R Parliament Eternal Image – Chief Financial Officer